                                                                   EXHIBIT 4.16


                            AMENDMENT AGREEMENT NO. 7
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of December 31, 1999, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), BANK OF AMERICA, N.A. (formerly NationsBank, N.A.) (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997, as amended by Amendment Agreement No. 1 dated as of March 12, 1998, Amendment Agreement No. 2 dated as of August 7, 1998, Amendment Agreement No. 3 dated as of February 10, 1999, Amendment Agreement No. 4 dated as of February 25, 1999, Amendment No. 5 dated April 12, 1999 and Amendment Agreement No. 6 dated as of May 19, 1999 among such Lenders, Borrower and the Agent (the "Agreement") and the Lenders whose names are subscribed hereto.

                                 R E C I T A L S

         WHEREAS, the Borrower, and the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $65,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all wholly-owned Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be further amended in the manner described herein and the Agent and the Required Lenders have agreed, subject to the terms and conditions hereof, to make such amendment, as provided herein;

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement

         2. AMENDMENT. Section 7.14 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "7.14 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty, except for (a) the Guaranty Agreements and (b) other Guaranties which in the aggregate do not provide for the guaranty of amounts in an aggregate principal amount exceeding $3,000,000 at any time."

         3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the Agreement and (ii) confirming its guarantee of payment of all the Obligations.

         4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article VI of the Agreement are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or an other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent a counterpart of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries and receipt by the Agent of all fees and expenses, if any, due in connection with this Amendment Agreement.

         6. NO OTHER AMENDMENTS. Except as modified hereby, all other terms, conditions and provisions of the Agreement shall remain in full force and effect.

         7. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and it shall not be necessary in making proof of this Amendment Agreement to produce or account for more than one such counterpart. The parties hereto acknowledge and agree that executed signature pages delivered via facsimile shall have the same force and legal effect as originally executed counterparts.

         8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.













                           [signature pages to follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


                                    BORROWER:

                                    THE WACKENHUT CORPORATION


                                    By: /s/ Philip Maslowe
                                        ----------------------------------------
                                    Name:  Philip Maslowe
                                    Title: Chief Financial Officer


                                    GUARANTORS:


                                    AMERICAN GUARD AND ALERT, INCORPORATED
                                    TITANIA ADVERTISING, INCORPORATED
                                    TITANIA INSURANCE COMPANY OF AMERICA
                                    TUHNEKCAW, INC.
                                    WACKENHUT AIRLINE SERVICES, INC.
                                    WACKENHUT EDUCATIONAL SERVICES, INC.
                                    WACKENHUT FINANCIAL, INC.
                                    WACKENHUT INTERNATIONAL, INCORPORATED
                                    WACKENHUT OF NEVADA, INC.
                                    WACKENHUT PUERTO RICO, INC.
                                    WACKENHUT SERVICES, INCORPORATED
                                    WACKENHUT SERVICES LIMITED LIABILITY
                                       COMPANY
                                    WACKENHUT RESOURCES, INCORPORATED
                                    KING STAFFING, INC.
                                    SOUTHEASTERN RESOURCES, INC.
                                    WORKFORCE ALTERNATIVE, INC.
                                    KING TEMPORARY STAFFING, INC
                                    WRI II, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT, INC.



                                    By: /s/ Ian Green
                                        ----------------------------------------
                                    Name:  Ian Green
                                    Title: Asst. Treasurer

                                   BANK OF AMERICA, N.A., as Agent
                                   and as a Lender


                                   By: /s/ John E. Williams
                                       -----------------------------------------
                                       Name:  John E. William
                                       Title: Managing Director



                                   SCOTIABANC INC., as Co-Agent and as a Lender




                                   By: /s/ Frank F. Sandler
                                       -----------------------------------------
                                       Name:  Frank F. Sandler
                                       Title: Relationship Manager



                                   SUNTRUST BANK, SOUTH FLORIDA,
                                   N.A., as a Lender


                                   By: /s/ William H. Crawford
                                       -----------------------------------------
                                       Name:  William H. Crawford
                                       Title: Assistant Vice President
                                              Suntrust Banks, Inc.


                                   FIRST UNION NATIONAL BANK, as a Lender


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title: